EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2010 relating to the financial statements and financial statement schedules, which appear in DXP Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Hein & Associates LLP
Houston, Texas
September 21, 2010